Exhibit 10.1

Deed of Indemnity

This Deed of Indemnity (“Deed”) is dated this              day of July 2010,

By:

(1)	Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”).

In Favour of:

(2)	[Name of Indemnitee] (the “Indemnitee”).

Whereas:

(A)

The Company, on 3 July 2010 (the “Effective Time”) pursuant to a scheme of arrangement under the Companies Law (2009 Revision), became a direct wholly owned subsidiary of Seagate Technology plc (“Seagate plc”) (Seagate plc, the Company and each Subsidiary (as defined below), together the “Group”).

(B)

The Group recognizes the potential for variations in the marketplace for liability insurance covering risks faced by directors and officers of companies, corporations and limited liability companies, and the potential for significant increases in the cost of such insurance and its availability.

(C)

The Group further recognizes the continuing increase in litigation involving companies, corporations and/or limited liability companies, in general, subjecting directors and officers to expensive litigation risk.

(D)

The Group recognizes the potential volatility of all such insurance programs given the climate of litigation, and that each Indemnitee and other directors and officers of Seagate plc or its subsidiaries (each, a “Subsidiary” and together, the “Subsidiaries”) may not be willing to serve as directors and officers without adequate protection.

(E)

The Group desires to attract and retain the services of highly qualified individuals to serve as directors and officers of Seagate plc and its Subsidiaries and the Company desires to indemnify the directors and officers of Seagate plc and its Subsidiaries so as to provide them with the maximum protection permitted by applicable law.

(F)

By an ordinary resolution of the Company, Seagate plc as sole shareholder as of the Effective Time has ratified the issuance of this Deed as being in the best interests of the Company. Such ratification is on the basis that Seagate plc shall not be required to counter indemnify the Company for any indemnification provided in accordance with the Deed and nor shall Seagate plc be required to provide any of its own funds towards such indemnification.

Now this Deed witnesseth as follows:

1	Indemnification

1.1	Third Party Proceedings.

The Company shall, to the fullest extent permitted by applicable law and with effect from the Effective Time, indemnify each Indemnitee if such Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by, in the name or on behalf of, or in right of, the Company, Seagate plc or any Subsidiary) by reason of the fact that such Indemnitee is or was a director, officer, employee or agent of Seagate plc or any Subsidiary, by reason of any action or inaction on the part of such Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of Seagate plc or such Subsidiary, as applicable, or by reason of the fact that such Indemnitee is or was serving at the request of Seagate plc or such Subsidiary as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding; provided, however, that the Company shall not indemnify such Indemnitee against any liability arising out of (i) any fraud or dishonesty in the performance of such Indemnitee’s duty to Seagate plc or such Subsidiary, as applicable, or (ii) the Indemnitee’s conscious, intentional or wilful failure to act honestly, lawfully and in good faith with a view to the best interests of Seagate plc or such Subsidiary, as applicable. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted fraudulently or dishonestly or consciously, intentionally or wilfully failed to act in good faith with a view to the best interests of Seagate plc or the relevant Subsidiary, as applicable.

1.2	Proceedings By, In the Name or on Behalf of, or in the Right of Seagate plc or Any Subsidiary.

The Company shall, to the fullest extent permitted by applicable law, indemnify each Indemnitee if such Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by, in the name or on behalf of, or in right of, Seagate plc or any Subsidiary, to procure a judgment in Seagate plc’s or such Subsidiary’s favor, as applicable, by reason of the fact that such Indemnitee is or was a director, officer, employee or agent of Seagate plc or such Subsidiary, as applicable, by reason of any action or inaction on the part of the Indemnitee in such Indemnitee’s capacity as a director, officer, employee or agent of Seagate plc or such Subsidiary, as applicable, or by reason of the fact that the Indemnitee is or was serving at the request of Seagate plc or such Subsidiary, as applicable, as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action, suit or proceeding, except that no indemnification for expenses shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable for fraud or dishonesty in the performance of his duty to Seagate plc or such Subsidiary, as applicable, or for conscious, intentional or wilful failure to act honestly, lawfully and in good faith with a view to the best interests of Seagate plc or such Subsidiary, as applicable, unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Grand Court of the Cayman Islands or such other court shall deem proper.

1.3	Mandatory Payment of Expenses.

To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Clause 1.1 or 1.2 or the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection therewith.

2	Agreement to Serve

In consideration of the protections afforded by this Deed, if the Indemnitee is a director or an officer of Seagate plc or a Subsidiary not serving under an employment contract, he or she agrees to serve in such capacity at least for the balance of the current fiscal year of Seagate plc or such Subsidiary, as applicable, at the will of Seagate plc or such Subsidiary, as applicable, and not to resign voluntarily during such period without the written consent of a majority of the board of directors of Seagate plc or such Subsidiary, as applicable.  Following the period set forth above, the Indemnitee agrees to continue to serve in such capacity at the will of Seagate plc or such Subsidiary, as applicable (or under separate agreement, if such agreement exists), so long as he or she is duly appointed or elected in accordance with the applicable provisions of the Articles of Association of Seagate plc or the corresponding constitutive document of such Subsidiary, as applicable, or until such time as he or she tenders his or her resignation in writing.  Nothing contained in this Deed is intended to create in the Indemnitee any right to continued employment.

3	Expenses; Indemnification Procedure.

3.1	Advancement of Expenses.

The Company shall pay all expenses incurred by each Indemnitee in connection with the investigation, defense, settlement or appeal of any action, suit or proceeding referenced in Clause 1.1 or 1.2 hereof or an enforcement action pursuant to Clause 3.3 hereof in advance of the final disposition of such action, suit or proceeding.

The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be finally adjudicated by a court order or judgment from which no further right of appeal exists that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.  The advance of expenses to be made pursuant to this Clause 3.1 shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

3.2	Notice/Cooperation by Indemnitee.

The Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

3.3	Procedure.

Any indemnification and advances provided for in Clause 1 and this Clause 3 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee.  If a claim under this Agreement is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim. Subject to Section 12 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct required under this Agreement, or which make it permissible under applicable law, for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Clause 3.1 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests the Indemnitee’s right to indemnification, the question of the Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its director(s), any committee or subgroup of the director(s) or any group or committee appointed by the director(s), independent legal counsel, or other officers of the Company) to have made a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including the director(s), any committee or subgroup of the director(s) or any group or committee appointed by the director(s), independent legal counsel, or other officers of the Company) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

3.4	Notice to Insurers.

If, at the time of the receipt of a notice of a claim pursuant to Clause 3.2 hereof, (i) the Company has liability insurance in effect for the purpose of protecting directors or officers of Seagate plc and its Subsidiaries or (ii) the relevant Subsidiary has liability insurance in effect for the purpose of protecting directors or officers of such Subsidiary, Seagate plc or the relevant Subsidiary, as applicable, shall give prompt notice of the commencement of such proceeding to its relevant insurers in accordance with the procedures set forth in the respective policies. Seagate plc or the relevant Subsidiary shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

3.5	Selection of Counsel.

In the event the Company shall be obligated under Clause 3.1 hereof to pay the expenses of any proceeding against the Indemnitee, the Company if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do.   Following approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Deed for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his or her counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company or Seagate plc and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

4	Additional Indemnification Rights; Nonexclusivity

4.1	Scope.

Notwithstanding any other provision of this Deed, the Company hereby agrees to indemnify each Indemnitee for liability arising out of or in connection with the Indemnitee’s service as a director, officer, employee or agent of Seagate plc or any Subsidiary to the fullest extent permitted by applicable law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Deed, Seagate plc’s Memorandum or Articles of Association, the constitutive documents of any relevant Subsidiary, or by statute.  In the event of any change, after the date of this Deed, in any applicable law, statute, or rule which expands the right of a Cayman Islands company to indemnify a director, officer, employee or agent of such company, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations, under this Deed.  In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman Islands company to indemnify a director, officer, employee or agent of such company, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Deed shall have no effect on this Deed or the parties’ rights and obligations hereunder.

4.2	Nonexclusivity.

The indemnification provided by this Deed shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Articles of Association, any agreement, any vote of the members of the Company, any vote of the members or shareholders of Seagate plc or any relevant Subsidiary, the Companies Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  The indemnification provided under this Deed shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5	Partial Indemnification

If any Indemnitee is entitled under any provision of this Deed to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6	Director and Officer Liability Insurance

The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing directors and officers of Seagate plc and its Subsidiaries with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Deed.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of director and officer liability insurance covering the directors and officers of Seagate plc and its Subsidiaries, such company and each Indemnitee shall be named as an insured in such a manner to provide Indemnitee the same rights and benefits as are afforded to the most favorably insured of the directors and officers of Seagate plc and its Subsidiaries.  Notwithstanding the foregoing, the Company shall not have any obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, that the premium costs for such insurance are disproportionate to the amount of coverage provided, that the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by Seagate plc or any Subsidiary.

7	Severability

Nothing in this Deed is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Deed shall not constitute a breach of this Deed.  The provisions of this Deed shall be severable as provided in this Clause 7.  If this Deed or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Deed that shall not have been invalidated, and the balance of this Deed not so invalidated shall be enforceable in accordance with its terms.

8	Exceptions

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Deed:

8.1	Claims Initiated by Indemnitee.

To indemnify or advance expenses to any Indemnitee with respect to any action, suit or proceeding brought voluntarily by such Indemnitee and not by way of defense, except with respect to any action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Deed (which shall be governed by Clause 8.2 hereof), but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Company’s board of directors finds it to be appropriate;

8.2	Action for Indemnification.

To indemnify any Indemnitee for any expenses incurred by such Indemnitee with respect to any action, suit or proceeding instituted by such Indemnitee to enforce or interpret this Deed, unless such Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the this Deed), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Clause 8.2 is intended to limit the Company’s obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Deed, as provided in Clause 3.1;

8.3	Fraud or Willful Misconduct.

To indemnify any Indemnitee on account of conduct by such Indemnitee where such conduct has been finally adjudicated by court order or judgment from which no further right of appeal exists to have been knowingly fraudulent or constitute wilful misconduct;

8.4	Prohibited by Law.

To indemnify any Indemnitee in any circumstance where such indemnification has been finally adjudicated by court order or judgment from which no further right of appeal exists to be prohibited by law;

8.5	Insured Claims.

To indemnify any Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company, Seagate plc or the relevant Subsidiary; or

8.6	Securities Laws.

To indemnify any Indemnitee for expenses, liabilities or the payment or disgorgement of profits arising from or relating to purchase or sale of or offer to purchase or sell any securities, whether on the open market or through a public or private offering.

9	Construction of Certain Phrases

9.1

For purposes of this Deed, references to the “Company” shall include, in addition to the Company, any constituent company or corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, managers, members, officers, employees or agents, so that if any Indemnitee is or was a director, manager, member, officer, employee or agent of such constituent company or corporation, or is or was serving at the request of such constituent company or corporation as a director, manager, member, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Deed with respect to the resulting or surviving company or corporation as Indemnitee would have with respect to such constituent company or corporation if its separate existence had continued.

9.2

For purposes of this Deed, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan, references to “serving at the request of Seagate plc or a Subsidiary” shall include any service as a director, officer, employee or agent of Seagate plc or such Subsidiary which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries and references to “relevant Subsidiary” shall mean the Subsidiary of which the Indemnitee is serving as a director, officer, employee or agent.

10	Successors and Assigns

This Deed shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of each Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

11	Attorneys’ Fees

In the event any action is instituted by Indemnitee under this Deed to enforce or interpret any of the terms hereof, such Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by such Indemnitee with respect to such action, except to the extent that, as a part of such action, a court of competent jurisdiction determines that material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Deed or to enforce or interpret any of the terms of this Deed, such Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by such Indemnitee in defense of such action (including with respect to such Indemnitee’s counterclaims and cross-claims made in such action), except to the extent that, as a part of such action, the court determines that Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

12	Notice

All notices, requests, demands and other communications under this Deed shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by United States domestic, certified or registered mail, with first class postage prepaid, on the third business day after the date postmarked or (iii) in all other cases, when actually received.  Addresses for notice to either party are as shown on the signature page of this Deed, or as subsequently modified by written notice.

13	Acknowledgement

The Company and the Indemnitee acknowledge that in certain instances, law or public policy may prohibit the Company from indemnifying the directors and officers of  Seagate plc and its Subsidiaries under this Deed or otherwise.  For example, the Company and the Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and United States federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act. The Indemnitee understands and acknowledges that the Seagate plc as the parent entity of the Company and which is subject to the Securities Acts of the United States has undertaken with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

14	No Duplication of Payments

The Company shall not be liable under this Deed to make any payment in connection with any claim made against any Indemnitee in connection with any threatened, pending or completed action, suit or proceeding to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Articles of Association, provision of the constitutive documents of Seagate plc or any relevant Subsidiary, or otherwise) of the amounts otherwise identifiable hereunder.

15	Subrogation

In the event of any payment by the Company under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy. The Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16	Effective Time of Deed

The indemnification to be provided by the Company to each Indemnitee pursuant to the terms of this Deed shall apply with effect from (i) the date on which such Indemnitee first became a director or officer of Seagate plc or a Subsidiary, as applicable, or (ii) the Effective Time, if such Indemnitee is party to a prior agreement with the Company relating to claims for indemnification arising out of or in connection with such Indemnitee’s service as a director, officer, employee or agent of Seagate plc or any Subsidiary.

17	Consent to Jurisdiction

The Company and the Indemnitee hereby irrevocably consent to the non-exclusive jurisdiction of the Grand Court of the Cayman Islands for all purposes in connection with any action or proceeding which arises out of or relates to this Deed and agree that any action instituted under this Deed may be brought in the Grand Court of the Cayman Islands.

18	Choice of Law

This Deed shall be governed by and its provisions construed in accordance with the laws of the Cayman Islands.

IN WITNESS whereof this Deed has been executed by the Company and the Indemnitee and is intended to be and is hereby delivered on the date first before written.

EXECUTED AS A DEED	)
for and on behalf of	)
Seagate Technology	)
by:	)
	)	Authorised Signatory
in the presence of:	)
)
)
)
Witness )

EXECUTED AS A DEED	)
[name of Indemnitee]	)
by:	)
)
)
in the presence of:	)
)
)
)
Witness )